King First West Owner LLC
c/o King Street Properties
800 Boylston Street, Suite 2400
Boston, MA 02199

As of March 1, 2024

Tecogen Inc.
45 First Avenue
Waltham, Massachusetts 02451

Re: Commercial/Industrial Lease dated May 14, 2008, as amended by a First Amendment to Lease dated October 1, 2008 and a Second Amendment to Lease dated January 16, 2013 (collectively, the "Lease") by and between King First West Owner LLC, a Delaware limited liability company, successor-in-interest to Atlantic-Waltham Realty, LLC ("Lessor") and Tecogen Inc., a Delaware corporation ("Lessee") for certain premises ("Leased Premises") located in the building known as 45 First Avenue, Waltham, Massachusetts

Ladies and Gentlemen:

Reference is hereby made to the Lease. All capitalized words and phrases used in this letter agreement and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

This letter agreement shall confirm that Landlord and Tenant hereby agree to extend the Lease Term for an additional period commencing on April 1, 2024 and expiring on April 30, 2024 ("Second Extension Term"). The leasing of the Leased Premises for the Second Extension Term shall be in accordance with and subject to all of the terms and conditions set forth in the Lease. Annual Base (Fixed) Rent during the Second Extension Term shall be $44,899.17 per month.

Except as modified herein, all of the other terms, covenants and conditions of the Lease shall remain in full force and effect. This letter agreement may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature.

Very truly yours,

KING FIRST WEST OWNER LLC,
a Delaware limited liability company

By: [signature]
Name: Tyson Reynoso
Tile: Authorized Signatory

ACCEPTED AND AGREED:
TECOGEN INC., a Delaware corporation

By: [signature]
Name: Abinand Rangesh
Title: CEO